UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):               January 10, 2005
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                           Dyadic International, Inc.
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             (Exact name of registrant as specified in its charter)

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              Delaware                               333-102629                             45-0486747
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    (State or other jurisdiction                     (Commission                           (IRS Employer
          of incorporation)                         File Number)                        Identification No.)
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140 Intracoastal Pointe Drive, Suite 404
            Jupiter, Florida                                          33477
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:               (561) 743-8333
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) o
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01  Entry Into a Material Definitive Agreement

         On January 10, 2005, the Board of Directors of Dyadic International, Inc., a Delaware corporation (the "Company"), adopted a Statement of Director Compensation Policy (the "Director Compensation Policy"). Under the Director Compensation Policy, the directors of the Company who are not officers or employees of the Company or any of its subsidiaries ("Qualified Directors") are entitled to remuneration for serving as a director.

         The Director Compensation Policy provides that Qualified Directors will receive options ("Director Options") to purchase shares of common stock of the Company ("Option Shares") in accordance with the Dyadic International, Inc. 2001 Equity Compensation Equity Compensation Plan (the "Equity Compensation Plan") or such other stock option equity compensation plan as may be established by the Company from time to time, and the terms of the Company's then standard form director option agreement. All Director Options awarded to Qualified Directors in accordance with the Director Compensation Policy will fix the per Option Share exercise price at not less than the fair market value of the Company's shares of common stock on the date the Director Option is awarded, as determined under the Equity Compensation Plan, and will become exercisable on the date of grant as to 25% of the Option Shares purchasable thereunder, and exercisable over four years as to the balance of the Option Shares purchasable thereunder, conditioned upon the director's continued service on the Board, at a rate of 18.75% of the Option Shares on each of the next four anniversary dates of the Director Option award or, if the grant date is in January and the Board so elects, on each of the next four calendar year ends.

         Upon commencement of a Qualified Director's service on the Board, the Director Compensation Policy states that the director will receive a Director Option to purchase 30,000 Option Shares or, if the Qualified Director is designated to be a "Lead Director," 50,000 Option Shares. In addition, within 60 days following the close of each fiscal year of the Company, each Qualified Director who served on the Board of Directors in the prior fiscal year will receive an additional Director Option award to purchase a number of Option Shares equal to the product of 25,000 multiplied by a fraction whose numerator is the number of months that the Qualified Director served on the Board during that fiscal year, divided by 12. In addition, each Qualified Director will receive a cash retainer of $2,000 per month, except that the Chairman of the Audit Committee will receive an additional $800 per month cash retainer. All Qualified Directors will also be reimbursed for their reasonable travel costs related to their attendance at Board meetings and meetings of committees of the Board of Directors.

         As authorized by the Board of Directors, on January 11, 2005, the Company entered into an Indemnification Agreement on its standard form for such agreements with its newly appointed director, Richard Berman. Under the Indemnification Agreement, the Company agreed to indemnify Mr. Berman against any liability arising out of his performance of his duties to the Company in his capacity as a director. The Indemnification Agreement indemnifies him in addition to the indemnification provided by the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws. Among other things, the Indemnification Agreement indemnifies him for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by him in any

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action or proceeding, including any action by or in the right of the Company arising out of his service to the Company or to any of its subsidiaries, or any other company or enterprise to which he provides services at the Company's request. Further, the Company agrees to advance expenses he may spend as a result of any proceeding against him as to which he could be indemnified.

         In accordance with the Director Compensation Policy and pursuant to Board authorization, on January 12, 2005, the Company granted a Director Option to Richard Berman, who has been designated the Company's Lead Director, to purchase 50,000 Option Shares at an exercise price of $5.93 per Option Share pursuant to the Company's then standard form director option agreement. On the same date, the Company also granted a Director Option to its other Qualified Director, Stephen J. Warner, to purchase 30,000 Option Shares at an exercise price of $5.93 per Option Share pursuant to the Company's then standard form director option agreement. The Director Options granted to Mr. Berman and Mr. Warner each become exercisable on the grant date as to 25% of the Option Shares purchasable thereunder and, conditioned upon his continued service on the Board, exercisable as to 18.75% of the Option Shares purchasable thereunder on each of the next four calendar year-ends in accordance with the Director Compensation Policy. Each of these Director Options expires on December 31, 2009.

         On January 12, 2005, the Board of Directors approved an amendment to the Equity Compensation Plan that deleted a provision that limited the number of shares of Common Stock that may be the subject of awards of stock options or restricted stock grants under the Equity Compensation Plan to an individual in a single calendar year to 100,000 shares. The amendment does not require stockholder approval. The Board of Directors believes that the Company may need to make awards of stock options in excess of 100,000 shares under the Equity Compensation Plan to attract new executive employees.

         To the extent any of the disclosures set forth in Item 5.02 below are required to be disclosed in this Item 1.01, such information is incorporated in this Item 1.01 by reference.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         On January 11, 2005, the Board of Directors increased the number of its members from two to three, and elected Richard Berman to serve as a Class I director with a term expiring at the annual meeting of stockholders to be held in 2005. Mr. Berman was also designated as the "Lead Director" of the Board of Directors. In that capacity, he has responsibility for: (1) meeting in person or telephonically on a monthly basis with the Chairman of the Board and Chief Executive Officer of the Company to review monthly financials, agenda and minutes of committee meetings, and pertinent Board issues, (2) presiding, if requested by the Board, as Chairman of the Audit, Compensation and Nominating Committees of the Board and any other committees as may be established from time to time, and (3) presiding at any meetings of the independent and non-employee directors.

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         On January 12, 2005, the Board of Directors established three new committees of the Board of Directors - an Audit Committee, a Compensation Committee and a Nominating Committee. Each of these Committees initially consists of two directors, Stephen Warner and Richard Berman, both of whom are considered independent under applicable regulations of the Securities and Exchange Commission and the corporate governance standards of the Nasdaq Stock Market. Mr. Berman has been designated to be the Chairman of each of these three committees.

         During the past five years, Mr. Berman has served as Chairman and CEO of Internet Commerce Corporation. Over the course of his career, he has worked with several investment banking firms and has extensive experience in venture capital, management and mergers and acquisitions. He has also served as a director in the past for numerous companies. His last investment banking firm position was with Bankers Trust Company from 1975 to 1982, where he served as Senior Vice President and head of the Merger and Acquisition Department and Equity Investment Department. Since 1980, he has been a private investor in real estate developments, and currently owns seven commercial or office properties located in New York City. Currently, he is a director of five other public companies - International Microcomputer Software, Inc., Internet Commerce Corporation, MediaBay, Inc., NexMed, Inc. and GVI Security Solutions Inc. He also serves as Chairman of two private companies, a financial services company and a human resources services company that delivers its services over the internet. He is a past director of the Stern School of Business of New York University, from which he received B.S. and M.B.A. degrees. He also has U.S. and foreign law degrees from Boston College and The Hague Academy of International Law.

         To the extent any of the disclosures set forth in Item 1.01 above are required to be disclosed in this Item 5.02, such information is incorporated in this Item 5.02 by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

         (c)      Exhibits.

         The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

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Exhibit
Number                Description of Exhibit
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99.1                  Dyadic International, Inc. Statement of Director Compensation Policy

99.2                  Standard form of Director Stock Option Grant  Agreement  under Dyadic  International,
                      Inc. 2001 Equity Compensation Plan

99.3                  Indemnification  Agreement dated January 11, 2005 between Dyadic International,  Inc.
                      and Richard Berman

99.4                  Second Amendment to Dyadic  International,  Inc. 2001 Equity  Compensation Plan dated as of January 12, 2005
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              DYADIC INTERNATIONAL, INC.


Date:  January 13, 2005       By: /s/Mark A. Emalfarb
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                                  Name:  Mark A. Emalfarb
                                  Title: President and Chief Executive Officer


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                                Index to Exhibits

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Exhibit
Number                Description of Exhibit
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
99.1                  Dyadic International, Inc. Statement of Director Compensation Policy

99.2                  Standard form of Director Stock Option Grant  Agreement  under Dyadic  International,
                      Inc. 2001 Equity Compensation Plan

99.3                  Indemnification  Agreement dated January 11, 2005 between Dyadic International,  Inc.
                      and Richard Berman

99.4                  Second Amendment to Dyadic  International,  Inc. 2001 Equity  Compensation Plan dated as of January 12, 2005
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